EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Hills Bancorporation:

We consent to the incorporation by reference in the registration statement (No. 33-73606) on Form 10-K of Hills Bancorporation of our report dated January 30, 2004, with respect to the consolidated balance sheet of Hills Bancorporation as of December 31, 2003, and the related consolidated statements of earnings, stockholders’ equity, cash flows, and comprehensive income for the year ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Hills Bancorporation.

/s/ KPMG LLP

March 12, 2004
Des Moines, Iowa

EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Hill Bancorporation

We hereby consent to the incorporation by reference of our report dated February 25, 2003 with respect to the financial statements of Hills Bancorporation and subsidiaries included in the Annual Report on Form 10-K of Hills Bancorporation for the years ended December 31, 2002 and 2001 in Registrant Statement No. 33-73606 on Form S-8 filed December 30, 1993 and Registrant Statement No. 33-2657 on Form S-8 filed January 10, 1986.

/s/ McGladrey & Pullen, LLP

Iowa City, Iowa
March 15, 2004